                                                                     Exhibit 3.2

                           DMC STRATEX NETWORKS, INC.

                        CERTIFICATE OF AMENDMENT TO THE
                     RESTATED CERTIFICATE OF INCORPORATION

                          (Pursuant to Section 242 of
             the General Corporation Law of the State of Delaware )

                                  ***********

     DMC Stratex Networks, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law ("DGCL"), certifies:

     1. The Corporation was originally incorporated under the name of Digital Microwave Corporation and later changed its name to DMC Stratex Networks, Inc.; and the original Certificate of Incorporation, the Restated Certificate, the Certificate of Designations, the Certificates of Amendment of the Restated Certificate of Incorporation of the Corporation and the Certificate of Ownership and Merger were filed with the Secretary of State of the State of Delaware on February 13, 1987, April 10, 1987, November 1, 1991, November 6, 1997, March 24, 1998 and August 8, 2000, respectively.

     2. This Certificate of Amendment to the Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of the Section 242 of the DGCL, at a meeting of the Board of Directors of the Corporation, and at the annual meeting of the stockholders of the Corporation in accordance with Section 211 of the DGCL.

     3. For the purpose of effecting a name change of the Corporation, the Restated Certificate of Incorporation of the Corporation be amended by changing
Article I thereof so that, as amended, it is restated to read as follows:

          "The name of the Corporation is Stratex Networks, Inc, (the "Corporation")."

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment to the Restated Certificate of Incorporation on behalf of the Corporation on this 30th day of August, 2002 and affirms the statements contained herein as true under penalty of perjury.



                                        By: /s/ Carl A. Thomsen
                                            ------------------------
                                            Name:  Carl A. Thomsen
                                            Title: Secretary